UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 10, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed, on February 23, 2010, Cephalon, Inc. (the “Company”) announced that, pursuant to the terms of an Option Agreement dated as of January 13, 2009 between the Company and Ception Therapeutics, Inc. (“Ception”) (as amended, the “Option Agreement”), it had exercised its option to acquire Ception following receipt of positive data from a Phase II clinical study on Ception’s lead compound, CINQUIL™ (reslizumab), in adults with eosinophilic asthma.

As contemplated by the Option Agreement, on March 10, 2010, the Company, Capture Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), Ception and certain representatives of Ception’s stockholders entered into a Merger Agreement (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into Ception (the “Merger”), with Ception continuing as the surviving corporation and a wholly owned subsidiary of the Company.  Pursuant to the Merger Agreement, the Company has agreed to pay a total of $250 million to the holders of all the outstanding capital stock of Ception on a fully-diluted basis (the “Ception Stockholders”), subject to adjustment for any third party debt of Ception.

In addition, the Merger Agreement provides that Ception Stockholders could receive additional payments relating to achievement of certain clinical and regulatory milestones and royalties related to sales of certain products developed using Ception’s technology.

The Merger Agreement and the Merger have been approved by the requisite vote of stockholders of Ception. Consummation of the Merger is subject to customary conditions, including the absence of any governmental action, suit, investigation or proceeding prohibiting the closing, and the expiration of any applicable antitrust waiting periods.

Item 8.01               Other Events.

                On March 16, 2010, Cephalon, Inc. (“Cephalon”) filed a lawsuit in U.S. District Court in Delaware against Lupin Limited and Lupin Pharmaceuticals, Inc. (collectively, “Lupin”) for infringement of U.S. Patent Nos. 7,132,570 and RE37,516 for the Cephalon product NUVIGIL® (armodafinil) Tablets [C-IV].  The lawsuit is based upon an Abbreviated New Drug Application (“ANDA”) filed by Lupin seeking approval from the U.S. Food and Drug Administration (“FDA”) for a generic equivalent of armodafinil to be sold in the United States.  Lupin alleges that the above NUVIGIL patents are invalid, unenforceable and/or will not be infringed by Lupin’s manufacture, use or sale of the product described in its ANDA.

The filing of this lawsuit is provided for by the Hatch-Waxman Act, a federal statute governing certain aspects of generic drug approvals.  Under that statute, the filing of the lawsuit stays any FDA approval of the Lupin ANDA until the earlier of entry of a district court judgment in favor of Lupin or 30 months from Cephalon’s February 2010 receipt of a Paragraph IV certification letter from Lupin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: March 16, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel and Secretary